EXHIBIT 5





VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601-1003
                                       312-609-7500
                                       FACSIMILE: 312-609-5005


                                       A PARTNERSHIP INCLUDING VEDDER,
                                       PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO AND NEW YORK CITY



                                       February 24, 1999


MAF Bancorp, Inc.
55th Street & Holmes Avenue
Clarendon Hills, Illinois  60514

Gentlemen:

          We have acted as counsel to MAF Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about February 24, 1999 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering $2,400,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of each of the Mid America Bank, fsb Directors' Deferred Compensation Plan and the Mid America Bank, fsb Executive Deferred Compensation Plan (the "Plans") and 56,250 shares of the Company's common stock, par value, $.01 per share (the "Common Stock"), which may be issued under the Plans. In such capacity, we have examined the Certificate of Incorporation and By-laws of the Company, the Plans, and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein.

          Based upon the foregoing, we advise you that, in our opinion, when issued in accordance with the provisions of each of the Plans: (i) the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles; and (ii) the shares of Common Stock will be duly authorized, validly issued, fully paid and non-asessable.

          We hereby consent to the use of this opinion in connection with said Registration Statement.

                                       Very truly yours,

                                       /s/ VEDDER PRICE, KAUFMAN & KAMMHOLZ


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